UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2015

WELLNESS CENTER USA, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-173216	27-2980395
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employee Identification No.)

1014 E Algonquin Rd, Ste. 111, Schaumburg, IL, 60173
(Address of Principal Executive Offices)

(847) 925-1885
(Issuer Telephone number)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.02 Termination of a Material Definitive Agreement.

On April 20, 2015, the Company issued a press release stating that the Company has completed all payments under the Note Termination Agreement terminating the $350,000 Promissory Note (the “Note”) with JMJ Financial (the “Lender”), dated April 16, 2014. The Note provided a loan arrangement pursuant to which the Company could borrow up to $350,000 in principal amount and provided the Lender certain rights to convert amounts payable under the Note into shares of common stock of the Company.  As of the date of the Termination Agreement, the outstanding balance on the Note was $127,400.77. The Note did not permit the Company to repay the Note after 90 days after its Effective Date prior to the Maturity Date. The Lender agreed to permit prepayment of the Note for the sum of $200,000 payable in two installments of $100,000 each on March 20, 2015, and on April 24, 2015, respectively. As of the date of this Report, both installments have been paid in full and as provided in the Note Termination Agreement, thus bringing official closure to the relationship with JMJ Financial.

Item 9.01 Financial Statements and Exhibits.

(a)

Financial Statements of business acquired.

None.

(b)

Pro forma financial information.

None.

(c)

Shell Company Transaction.

Not applicable.

(d)  Exhibits.

99.1

Press Release of Wellness Center USA, Inc. dated April 20, 2015.

* Exhibits and schedules have been omitted pursuant to Item 601 (b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any omitted exhibits and schedules upon request by the SEC.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Wellness Center USA, Inc. dated April 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WELLNESS CENTER USA, INC.

Date: April 20, 2015	By:	/s/ Andrew J. Kandalepas
Andrew J. Kandalepas
Chairman, Chief Executive Officer, Principal Accounting Officer, and Chief Financial Officer